Exhibit 10.5
KBR, INC.
TRANSITIONAL STOCK ADJUSTMENT PLAN
NONSTATUTORY STOCK OPTION AWARD

for

________________________
(“Employee”)

As a result of the consummation of the Exchange Offer by Halliburton Company (“Halliburton”) to dispose of its remaining interest in KBR, Inc., a Delaware corporation (the “Company”), Halliburton and the Company have become independent separate companies.  Halliburton and the Company have adopted the KBR, INC. TRANSITIONAL STOCK ADJUSTMENT PLAN (the “Plan”) to convert options to purchase shares of Halliburton common stock (the “Halliburton Options”) issued under the HALLIBURTON COMPANY 1993 STOCK AND INCENTIVE PLAN ("Halliburton Plan") into options to purchase shares of the Company’s common stock, par value $0.001 per share (“KBR Common Stock”), in accordance with the applicable adjustment provisions of the Halliburton Plan as a result of the separation of Halliburton and the Company.

In accordance with the terms of the Plan, Employee is entitled to receive option(s) to purchase a number of shares of KBR Common Stock, determined by a formula set forth in the Plan, in lieu of outstanding Halliburton Option(s).  Employee is entitled to option(s) to purchase a number of shares of KBR Common Stock under the Plan, as set forth on Exhibit A hereto (the “KBR Options”), pursuant to the terms described herein.

Capitalized terms used and not otherwise defined herein will have the meaning given thereto in the Plan.

1.  General Terms of KBR Options.  Except to the extent otherwise in conflict as provided below, the KBR Options shall be subject to all of the terms and conditions contained in the corresponding original grant(s) of Halliburton Options, as evidenced by the agreement(s) granting such Halliburton Options, pursuant to the Halliburton Plan.

(a)           Converted Shares.  In accordance with the Plan, Employee’s Halliburton Options set forth on Exhibit A are converted into KBR Options identified on Exhibit A, and at the option price(s) so identified.

(b)           Plan Incorporated.  The KBR Options shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference.

2.           KBR Options.  The KBR Options are subject to the following terms:

(a)           Change in Control.  For all purposes concerning the KBR Options hereunder, the definition for Change in Control shall be the definition in the Plan.

(b)           KBR Option Price.  The purchase price of KBR Common Stock to be paid by Employee pursuant to the exercise of the KBR Options shall be the applicable share price as indicated on Exhibit A.

(c)           Non-transferability.  The KBR Options are not transferable otherwise than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined by the Code and may be exercised during Employee’s lifetime only by Employee, Employee’s guardian or legal representative or a transferee under a qualified domestic relations order.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the KBR Option or of such rights contrary to the provisions hereof or in the Plan, or upon the levy of any attachment or similar process upon the KBR Option or such rights, the KBR Option and such rights shall immediately become null and void.  The KBR Option may be exercised only while Employee remains an employee of the Company, subject to any exceptions, as provided in the original agreement granting such Halliburton Option.

3.           Exercise of KBR Options.  Subject to the earlier expiration of the applicable KBR Option as herein provided, the KBR Options may be exercised, by providing notice of exercise in the manner specified by the Company from time to time, but, except as otherwise provided herein, the KBR Option shall not be exercisable for more than a percentage of the aggregate number of shares of KBR Common Stock offered by the KBR Option determined by the number of full years from the date of grant of the applicable Halliburton Option to the date of such exercise, in accordance with the schedule as contained in the agreement granting such Halliburton Option.

To clarify, each KBR Option will continue to vest in accordance with the terms and conditions of the agreement granting such corresponding Halliburton Option; provided that Employee has been continuously employed by Halliburton or the Company from the original date the applicable Halliburton Option was granted through the lapse date.  Prior to the Effective Date, a Participant’s employment or service with the Company, Halliburton or any of their respective Subsidiaries shall be deemed to be employment or service with the Company for all purposes hereunder and under the agreement granting the Halliburton Option(s) and from and after the Effective Date, a Participant’s employment or service with the Company or any of its Subsidiaries shall be deemed to be employment or service with the Company for all purposes under such award.  The Effective Date, as defined in the Plan, is indicated on Exhibit A.

4.           Withholding of Tax.  To the extent that the exercise of a KBR Option or the disposition of shares of KBR Common Stock acquired by exercise of a KBR Option results in compensation income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of KBR Common Stock as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash or KBR Common Stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income.  Upon an exercise of a KBR Option, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of KBR Common Stock distributable to Employee upon such exercise.

5.           Status of KBR Options.  The Company shall not be obligated to issue any KBR Common Stock pursuant to any KBR Option at any time, when the offering of the KBR Common Stock covered by such KBR Option has not been registered under the Securities Act of 1933, as amended (the “Act”) and such other country, federal or state laws, rules or regulations as the Company deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration.  The Company intends to use its best efforts to ensure that no such delay will occur.  In the event exemption from registration under the Act is available upon an exercise of a KBR Option, Employee (or the person permitted to exercise such KBR Option in the event of Employee’s death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

Employee agrees that the shares of KBR Common Stock which Employee may acquire by exercising a KBR Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state.  Employee also agrees (i) that the certificates representing the shares of KBR Common Stock purchased under a KBR Option may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the shares of KBR Common Stock purchased under a KBR Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the KBR Common Stock purchased under a KBR Option.

6.           Employment Relationship.  For purposes of the KBR Options, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, any successor corporation or a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company or any successor corporation.  Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Compensation Committee of the Company (“Compensation Committee”) or the Chief Executive Officer of the Company (the “CEO”), as appropriate, and such determination shall be final.

7.           Governance by the Compensation Committee.  The KBR Options converted hereunder will hereby be governed by the Compensation Committee or the CEO, as appropriate, and no longer governed by Halliburton.  No provision contained herein shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Compensation Committee or the CEO pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the KBR Options.

8.           Binding Effect.  This award shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

9.           Governing Law.  This award shall be governed by, and construed in accordance with, the laws of the State of Texas.

IN WITNESS WHEREOF, the Company has caused this document to be executed by its officer thereunto duly authorized evidencing the terms authorized by the Transitional Stock Adjustment Plan adopted February 26, 2007.

KBR, INC.

By: